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                                                                    EXHIBIT 10.6


                              EMPLOYMENT AGREEMENT


                  EMPLOYMENT AGREEMENT, dated as of July 21, 1998 ("Agreement"), between NATIONAL NETWORK TECHNOLOGIES INC., a Delaware corporation ("NNTI"; together with its subsidiaries and affiliates, the "Company"), having a place of business at 88 White Street, New York, New York 10013, and HUGH J. O'KANE, JR. (the "Executive"), having an address at 190 Piping Rock Road, Locust Valley, New York 11560.

                              W I T N E S S E T H:

                  WHEREAS, the Company wishes to continue to employ the Executive in connection with its business; and

                  WHEREAS, the Executive wishes to continue to be employed by the Company.

                  NOW, THEREFORE, in consideration of the mutual undertakings and obligations set forth herein, the Company and the Executive agrees as follows:


                  1. Employment and Term. Subject to the terms and conditions of this Agreement, and unless earlier terminated as provided for herein, the Company agrees to employ the Executive, and the Executive hereby accepts employment by the Company, for the period commencing on the date hereof for a period of five (5) years, (the "Initial Term"). After the end of the Initial Term, this Agreement shall automatically renew for successive periods of one year each (the "Renewal Terms") unless either party gives at least 90 days' notice, prior to the end of the Initial Term, or any such Renewal Term, that it does not intend to renew this Agreement (the "Initial Term," together with all Renewal Terms referred to as the "Term").

                  2. Duties. During the Term, the Executive shall serve the Company as President and Chief Operating Officer, and shall perform such services and other duties for the Company, as may reasonably be requested from time to time by the Board of Directors of NNTI (the "Board"). During the Term, the Executive shall devote his business time, attention and energies, on a full-time basis, to the Company and shall not accept any other employment or engage in any other business activity during the Term.

                  3. Compensation.

                  (a) During the Term, the Company shall compensate the Executive in accordance with the Company's compensation policies for the Executives as set forth from time to time by senior management of the Company. Such compensation shall be paid in the form of base salary and bonus earned in accordance with such policies. Base salary shall be paid on a bi-weekly basis in accordance with the Company's normal payroll practices, which practices are
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subject to change at the discretion of the Board. Any earned bonus shall be based on performance and shall be paid to the Executive on or prior to April 30 of the following calendar year.

                  (b) In accordance with the foregoing, the Executive shall be paid a base salary at the rate of at least $265,000 per calendar year during the Term (the "Base Salary"), subject to annual review by the Executive and the Board. In addition, Executive shall receive an annual bonus of $250,000 (the "Bonus"), subject to the performance and profitability of the Company and the prior review and approval of the Board, and pro-rated as to actual periods of employment for each calendar year of the Term.

                  4. Benefits.

                  (a) The Executive shall be entitled to participate in all benefit plans, including medical, health, retirement, short- and long-term disability, stock incentive and other such plans established by the Company from time to time for executives or employees of the Company generally.

                  (b) The Executive shall be entitled to reimbursement for all normal and reasonable travel, entertainment and other expenses necessarily incurred by the Executive in the performance of his duties hereunder. The Executive shall submit on a timely basis such back-up documentation for reimbursement purposes as the Company may require under its established policies and procedures and in accordance with IRS regulations.

                  (c) The Executive shall be entitled to four (4) weeks paid vacation in each calendar year of the Term, pro-rated as to actual periods of employment during the Term. Unused vacation time in one year may be carried over into succeeding years with the approval of the Board.

                  5. Termination on Disability, Death or Notice, or for Cause.

                  (a) In the event that the Executive, due to physical or mental disability or incapacity, is unable to perform substantially the his duties hereunder for a period of four (4) consecutive months, or for a total period of six (6) months in any eighteen-month consecutive period, the Company shall have the right to terminate this Agreement, and the Executive's employment hereunder, upon thirty (30) days' prior written notice. In the event of a termination under this Section 5(a), the Executive shall be entitled to be paid the Base Salary through the effective date of the termination, together with a pro-rated share of the Bonus, but shall not be entitled to any other payments or accrued benefits.

                  (b) If the Executive dies during the Term, this Agreement shall thereupon immediately terminate. In the event of a termination under this
Section 5(b), the Executive's personal representative shall be entitled to be paid the Base Salary through the effective date of


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the termination, together with a pro-rated share of the Bonus, but shall not be entitled to any other payments or accrued benefits.

                  (c) The Company, with the approval of the Board in accordance with the Company's bylaws, may terminate this Agreement and the Executive's employment hereunder at any time during the Term upon ninety (90) days written notice. Upon any such termination pursuant to this Section 5(c), the Executive shall be entitled to a severance payment consisting of the Base Salary through the end of the Term, together with a pro-rated share of the Bonus through the effective date of the termination.

                  (d) The Company may terminate this Agreement, and the Executive's employment hereunder, at any time during the Term, if the Executive
(i) shall have been convicted of a felony, (ii) shall have been convicted of a criminal act against the Company or any shareholder, subsidiary or affiliate thereof, (iii) shall have committed an act of moral turpitude, or an act constituting common law fraud, (iv) shall be in material breach of the Executive's obligations hereunder, and if such breach is curable, such breach shall remain uncured five business days after the Executive's receipt of written notice of such breach from the Company, or (v) shall consistently fail to follow the reasonable directions and policies of the Board, and such failure shall continue for five business days after the Executive's receipt of written notice of such failure by the Board. In the event of any termination pursuant to this
Section 5(d), the Executive shall be entitled to receive only the Base Salary as of and through the effective date of the termination, and shall not be entitled to any other payments of any kind whatsoever.

                  6. Confidentiality.

                  (a) The Executive understands and acknowledges that, as a result of the Executive's employment by the Company, he will become informed of and be in possession of confidential and proprietary information of the Company. During the Term, and for a period of three (3) years thereafter, the Executive shall not use or disclose to any person or entity except as required by law or judicial process, any Confidential Information, for any reason or purpose whatsoever, nor shall he make use of any of the Confidential Information for his own purposes or for the benefit of any person or entity except the Company or any direct or indirect subsidiary of the Company. For purposes of this Agreement, "Confidential Information" shall mean all industrial and intellectual property of the Company, or any direct or indirect subsidiary of the Company, including, without limitation, (a) patents, patent applications, patent rights, trademarks, trademark applications, copyrights, copyright applications, know-how, certificates of public convenience and necessity, franchises, licenses, proprietary processes and formulae, layouts, processes, inventions, and (b) all proprietary rights pertaining to any product or service manufactured, sold, distributed or marketed, or used, employed or exploited in the development, manufacture, license, sale, distribution, marketing or maintenance thereof, and all documentation and media constituting, describing or relating to the foregoing, and all information of a proprietary or confidential nature relating to any of them and/or their business, financial condition or results or operations (other than information that is in the public domain at the time of receipt thereof by the


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Executive, or otherwise becomes public other than as a result of the breach by the Executive of his agreement hereunder or is rightfully received from a third party without any obligation of confidentiality to the Company or is independently developed by the Executive).

                  Upon the termination of this Agreement or cessation of the Executive's employment by the Company for any reason, the Executive shall promptly deliver to the Company all files, records, documents and other materials relating to the Company which are in the Executive's possession or control.

                  7. Developments.

                  (a) The Executive shall disclose promptly and fully to the Company all ideas, devices, inventions, improvements, developments, computer software, product marks and designations, technical information and know-how, whether or not patentable, copyrightable or otherwise protestable, relating in any way to the Company's business, which the Executive conceived or made or may conceive or make, whether solely or jointly with others. All of such work product required to be disclosed to the Company are referred to herein as the "Proprietary Developments." The Executive confirms that all of the Proprietary Developments made by the Executive are "works-made-for-hire" for the Company and further, that all of the Executive's right, title and interest in and to the Proprietary Developments shall be deemed to be held by the Executive in a fiduciary capacity and solely for the Company's benefit and shall be the sole and exclusive property of the Company.

                  (b) The Executive, when requested to do so, either during or after the Executive's employment by the Company, shall, for no additional compensation (except as contemplated by subsection (d) below):

                      (i) assign and convey to the Company in writing the Executive's entire right, title and interest in and to the Proprietary Developments to the extent not owned by the Company as a matter of law from the time of their creation;

                      (ii) execute, acknowledge and deliver all such instruments of assignment, transfer and conveyance, and any such further instruments and documents, in form and substance satisfactory to the Company, as the Company shall reasonably deem necessary or advisable;

                      (iii) assist the Company and its designated representatives and agents in preparing patent, copyright or other applications, domestic and foreign, covering the same, and sign and deliver all such applications and assignments thereof to the Company; and

                      (iv) generally give all information and testimony, sign all papers and do all things which may be needed or reasonably requested by the Company to the end that


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         the Company may obtain, extend, reissue, maintain and enforce United
         States and foreign patents or copyrights or other rights or registrations covering the Proprietary Developments.

                  (c) hereby irrevocably nominates and appoints the Company as the Executive's attorney-in-fact to sign and deliver all such papers, and perform all such acts under this Section 7, in the event of the Executive's absence, unavailability, refusal or death, such nomination and appointment hereby being granted with full authority and with a valuable interest vested in the Company.

                  (d) The Company shall bear all expenses which it causes to be incurred in obtaining, extending, reissuing, maintaining and enforcing such patents, copyrights or other rights or registrations and investing and perfecting title thereto in the Company, and shall pay the Executive reasonable compensation for any time which it may reasonably require of the Executive therefor subsequent to his employment by the Company.

                  (e) In the event of the unenforceability of all or part of the foregoing provisions of this Section 7, as determined by a court of competent jurisdiction, the Executive hereby transfers and assigns to the Company such lesser interests in the Proprietary Developments as may be determined by such a court to be a reasonable grant of interests under the circumstances, but, in any event, the Executive shall be deemed to have granted to the Company not less than an irrevocable, non-exclusive license (with the right to sub-license) of such Proprietary Developments, without payment of any royalty.

                  8. Non-Competition; Non-Interference; Non-Solicitation. The Executive agrees that for the period commencing on the date hereof and ending two (2) years after the termination or cessation of his employment by the Company for any reason, the Executive shall not, (i) directly or indirectly engage, whether such engagement shall be as an officer, director, partner, shareholder, affiliate or other participant, in any business that competes with the Subject Business (a "Competitive Business") or represent in any way any Competitive Business, whether such engagement or representation shall be for profit or not (provided, that nothing contained herein shall prevent the Executive from holding up to 1% of the outstanding voting capital stock of any publicly traded company), (ii) interfere with, disrupt or attempt to disrupt the relationship, contractual or otherwise, between the Company and any third party, including, without limitation, any licensee, licensor, customer, supplier, consultant or employee of the Company or any direct or indirect subsidiary of the Company, (iii) affirmatively assist or induce others to engage in any Competitive Business in any manner described in the foregoing clause (i) and
(ii), or (iv) solicit or attempt to solicit for any business endeavor any employee of the Company. As used herein, the term "Subject Business" means and includes any business located anywhere in the United States of America that provides electrical contracting, engineering and/or cable laying or maintenance services.


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                  9. Acknowledgment; Remedies and Survival. The Executive
acknowledges that he will have a position of trust and managerial responsibility for the Company; that his services are unique to the Company; and that, accordingly, the restrictions contained in Sections 6, 7 and 8 hereof are reasonable under the circumstances. Because the Company does not have an adequate remedy at law, the Company shall be entitled to injunctive relief, in addition to any other legal remedies, in the event of any breach of Sections 6, 7 or 8 of this Agreement. The provisions of Sections 6, 7 and 8, and this
Section 9, shall survive any termination or cessation of the Executive's employment by the Company.

                  10. Entire Agreement. This Agreement sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes any prior or contemporaneous agreements or understandings with respect to its subject matter, and shall not be modified or amended except by another instrument in writing executed by the Company and the Executive. Failure of a party to enforce any provision of this Agreement or to require at any time performance of any of the obligations hereunder shall not be construed to be a waiver, nor to in any way affect the validity of this Agreement.

                  11. Severability. If any provision of this Agreement is held to be invalid or unenforceable by any court or tribunal of competent jurisdiction, the remainder of this Agreement shall not be affected by such judgment, and such provision shall be carried out as nearly as possible according to its original terms and intent to eliminate such invalidity or unenforceability.

                  12. Successors and Assigns. Neither party shall have the right to assign this personal services Agreement, nor any rights or obligations hereunder, without the written consent of the other party; provided, that, upon the sale, transfer or reorganization of all or substantially all of the business assets or stock ownership of the Company, this Agreement shall inure to the benefit of, and be binding upon, both the Executive and the Company's successor, in the same manner and to the same extent as though such successor were the Company. Subject to the foregoing, this Agreement shall inure to the benefit of, and bind, the parties hereto and their legal representatives, heirs, successors and assigns.

                  13. Notices. All notices to either party hereunder required to be in writing shall be deemed to have been duly given at the time when mailed in any United States post office enclosed in a registered or certified postage-paid envelope to the address of such party set forth in the introductory paragraph hereof.

                  14. Construction; Counterparts. The headings contained in this Agreement are for convenience only and shall in no way restrict or otherwise affect the construction of the provisions hereof. This Agreement may be executed in multiple counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

                  15. Governing Law. This Agreement shall be governed by the laws of the State of New York applicable to agreements made and fully to be performed therein. Any claim


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arising out of or in connection with this Agreement, or any other agreement relating in any way to the Executive's employment by the Company or the termination or cessation thereof, must be brought in a court of competent jurisdiction in New York, New York.

                            [SIGNATURE PAGE FOLLOWS]


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Agreement as of the date first above written.


                                   NATIONAL NETWORK TECHNOLOGIES INC.


                                   By   /s/ KEVIN M. O'KANE
                                        -------------------------------------
                                        Name:  Kevin M. O'Kane
                                        Title: Vice President


                                   /s/HUGH J. O'KANE, JR.
                                   ------------------------------------------
                                   Hugh J. O'Kane, Jr.


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                    AMENDMENT NO. 1 TO EMPLOYMENT AGREEMENT

          AMENDMENT NO. 1, dated as of February 14, 2000 to the Employment Agreement, dated as of July 21, 1998 (the "Employment Agreement") by and between Lexent Inc. f/k/a National Network Technologies, Inc., a Delaware corporation (the "Company"), and Hugh J. O'Kane, Jr. ("Executive").

          WHEREAS, the Company and the Executive wish to amend the terms of the Executive's employment with the Company.

          NOW THEREFORE, in consideration of the premises and the mutual covenants contained herein, the parties agree that the Employment Agreement shall be amended as follows:

          SECTION 1 . Employment and Term. The first sentence of Section 1 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "Subject to the terms and conditions of this Agreement, and unless earlier terminated as provided for herein, the Company agrees to employ the Executive, and the Executive hereby accepts employment by the Company, for the period commencing on the date hereof and ending February 17, 2005 (the "Initial Term")."

          SECTION 2. Duties. The first sentence of Section 2 of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

          "During the Term, the Executive shall serve the Company as Chairman of the Board of Directors, and shall perform such services and other duties for the Company, as may reasonably be requested from time to time by the Board of Directors (the "Board")."

          SECTION 3. Compensation.

          (a) Section 3(b) of the Employment Agreement is hereby amended and restated to read in its entirety as follows:

               "In accordance with the foregoing, the Executive shall be paid a base salary at the rate of at least $265,000 per calendar year during the Term (the "Base Salary"), subject to the annual review by the Executive and the Board. In any event, the Base Salary will be increased five percent (5%) each calendar year beginning January 1, 2001."

          (b) A Section 3(c) of the Employment Agreement is hereby added to read in its entirety as follows:

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               "In addition, the Executive shall receive an annual bonus
          targeted at $300,000 (the "Bonus"), subject to the performance and profitability of the Company and the prior review and approval of the Board, and pro-rated as to actual periods of employment for each calendar year of the Term. In any event, the targeted amount of the Bonus will increased five percent (5%) each calendar year beginning January 1, 2001."

               SECTION 4. Other Provisions. Except as expressly modified by this Amendment No. 1, all provisions of the Employment Agreement shall remain in full force and effect.

               SECTION 5. Counterparts. This Amendment No. 1 may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

               SECTION 6. Governing Law. This Amendment No. 1 shall be governed by and construed in accordance with the laws of the State of New York, without reference to the conflicts of laws provisions thereof.


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            IN WITNESS WHEREOF, the parties hereto have executed this Amendment
No. 1 as of the day and year first above written.


                                    LEXENT INC.


                                    By /s/ Alf T. Hansen
                                       --------------------------
                                           Alf T. Hansen
                                           President and Chief Executive Officer


                                       /s/ Hugh J. O'Kane, Jr.
                                       --------------------------
                                           Hugh J. O'Kane, Jr.